Exhibit 5
Don Tse
Partner
Direct Phone: (403) 267-8249
E-mail: don.tse@macleoddixon.com
Lynn Stemp
Assistant
Direct Phone: (403) 267-8347
E-mail: lynn.stemp@macleoddixon.com
February 28, 2007
Canadian Pacific Railway Limited
Suite 500
401-9th Avenue S.W.
Calgary, Alberta, Canada T2P 4Z4

Re:	Canadian Pacific Railway Limited Registration on Form S-8 of 200,000 Common Shares and Common Share Purchase Rights
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Canadian Pacific Railway Limited, a corporation governed by the laws of Canada (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 200,000 Common Shares (the “Plan Shares”) of the Company, to be issued under the Company’s Amended and Restated Management Stock Option Incentive Plan, amended and restated most recently as of May 5, 2006 (the “Plan”), together with 200,000 Common Share Purchase Rights appurtenant thereto (the “Rights”). The terms of the Rights are set forth in the Shareholder Rights Plan Agreement, amended and restated most recently as of May 5, 2005 (the “Rights Agreement”), between the Company and Computershare Trust Company of Canada, as Rights Agent.
In rendering the opinions expressed herein, we have examined and relied upon a copy of the Registration Statement and the exhibits thereto, including the Plan. We have also considered such questions of law and have examined such other documents and instruments as we have deemed necessary to form the basis of the opinions expressed herein. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, photostatic, telecopied, or certified copies and the conformity to authentic original documents of all documents submitted to us as photostatic, telecopied or certified copies and to the extent any such documents have been delivered and are dated as of a date prior to the date hereof, we have assumed that such documents continue to be valid, unamended, on the date hereof.
3700 Canterra Tower, 400 Third Avenue S.W., Calgary, Alberta, Canada T2P 4H2
Telephone: (403) 267-8222 Fax: (403) 264-5973 Website: www.macleoddixon.com

February 28, 2007

In expressing the opinion set out in paragraph 1, we have relied on a Certificate of Compliance for the Corporation dated February 27, 2007 issued by Industry Canada, a copy of which is attached.
Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:
1.	The Company is duly incorporated and subsisting under the laws of Canada.

2.	The Plan Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Plan Shares shall have been duly issued and delivered in the manner contemplated by the Plan and each option agreement to be entered into between the Company and each recipient of stock options (the “Option Agreements”); and (iii) the agreed consideration therefor has been received by the Company in accordance with the Plan and the Option Agreements.

3.	The Rights associated with the Plan Shares will be legally issued when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Plan Shares shall have been duly issued and delivered in the manner contemplated by the Plan and the Option Agreements; and (iii) such Rights shall have been duly issued in accordance with the Rights Agreement; provided that neither the Separation Time nor the Expiration Time (as such terms are defined in the Rights Agreement) have occurred prior to the issuance and delivery of the Plan Shares.
This opinion letter is limited to the laws of the Province of Alberta and the laws of Canada, in each case as in effect on the date hereof, and do not relate to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.
Yours truly,
“Macleod Dixon llp”

Industry Canada	Industrie Canada

CERTIFICATE OF COMPLIANCE	CERTIFICAT DE CONFORMITÉ
s. 263.1 (1)(a)(b)	art. 263.1 (1)(a)(b)

CANADIAN PACIFIC RAILWAY LIMITED /

CHEMIN DE FER CANADIEN PACIFIQUE LIMITÉE	395216-9

Name of corporation-Dénomination sociale	Corporation number-Numéro de la société

I HEREBY CERTIFY that the corporation named above is incorporated or continued under the Canada Business Corporations Act, is not discontinued and has not been dissolved under that Act.	JE CERTIFIE, par les présentes, que la société ci-dessus mentionnée est constituée ou prorogée en vertu de la Loi canadienne sur les sociétés par actions, qu’elle n’a pas changé de régime et qu’elle n’a pas été dissoute en vertu de cette Loi.

This corporation has sent to the Director the required Annual Returns and has paid all fees required under the Act.	Cette société a remis au directeur les rapports annuels prescrits et acquitté les droits requis par la Loi.

Aïssa Aomari Deputy Director - Directeur adjoint	February 27, 2007 / le 27 février 2007 Issuance date - Date d’émission